UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 25, 2017

SENECA FOODS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	0-01989 (Commission File Number)	16-0733425 (IRS Employer Identification No.)

3736 South Main Street, Marion, New York 14505-9751
(Address of Principal Executive Offices, including zip code)

(315) 926-8100
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers Compensatory Arrangements of Certain Officers

On January 25, 2017 the Board of Directors of Seneca Foods Corporation (the "Company") amended and restated the Company's Executive Profit Sharing Bonus Plan and the Company's Manager Profit Sharing Bonus Plan (each a "Plan" and collectively, the "Plans").

The performance criteria established under each Plan requires the Company's pre-tax profits adjusted to a FIFO basis for a fiscal year to equal or exceed a specific bonus target plus the aggregate bonus amounts calculated under the Plan.  The bonus target under each Plan is expressed as a percentage of the consolidated net worth of the Company calculated on a FIFO basis.  As amended, the bonus targets under the Executive Profit Sharing Bonus Plan were reduced to range from 5% to 15% and the bonus targets under the Manager Profit Sharing Bonus Plan were reduced to range from 5% to 12.5%.  Additionally, each bonus target corresponds to a potential bonus payment calculated as a percentage of the employee's base salary earned during the fiscal year.  As amended, the potential bonus payments under the Executive Profit Sharing Bonus Plan were reduced to range from 10% to 35% of base salary and the potential bonus payments under the Manager Profit Sharing Bonus Plan were reduced to range from 5% to 12.5% of base salary.

Each Plan was also amended to clarify that the Plan's Executive Committee or the Board of Directors, as the case may be, is permitted to make discretionary bonus payments in addition to any bonus payments calculated under the Plans.

The foregoing discussion is qualified in its entirety by the terms and provisions of the Company's Executive Profit Sharing Bonus Plan and the Company's Manager Profit Sharing Bonus Plan which are filed as exhibits to this Current Report on Form 8-K as set forth in Item 9.01 below, and are incorporated by reference in this Current Report on Form 8-K.

Item 9.01                      Financial Statements and Exhibits

10.1 Seneca Foods Corporation Executive Profit Sharing Bonus Plan (filed herewith)

10.2 Seneca Foods Corporation Manager Profit Sharing Bonus Plan (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                    January 27, 2017

SENECA FOODS CORPORATION

By: /s/Timothy J. Benjamin
Timothy J. Benjamin
Chief Financial Officer and Treasurer